EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Tag-It Pacific, Inc.


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated March 14, 2003, relating to the consolidated financial statements and schedule of Tag-It Pacific, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
--------------------
BDO SEIDMAN, LLP



Los Angeles, California
December 29, 2003